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                                   DLB SYSTEMS
                        MASTER SOFTWARE LICENSE AGREEMENT



                                                   Agreement Date: July 31, 1999
                                                                   -------------


         FOR AND IN CONSIDERATION of the mutual benefits accruing and expected to accrue hereunder, DLB Systems, (a business unit of Premier Research Worldwide, Ltd., a Delaware corporation) with principal offices at 1200 Route 22 East, Bridgewater, New Jersey 08807 (hereinafter referred to as "DLB"), and Breast Cancer International Research Group, with principal offices in Edmonton, Alberta Cancer (hereinafter referred to as "Licensee"), intending to be legally bound, hereby enter into this License Agreement (the "Agreement"):

1.       PREAMBLE
         1.1 This agreement sets forth the terms and conditions under which Licensee is licensed to use DLB Software (hereinafter referred to as this "Agreement"). This Agreement grants to Licensee the non-exclusive, non-transferable, non-assignable right to use the specified Software in object code form, only on the designated computer at the specified installation location, as more fully set forth in the applicable Rider.
         1.2 DLB hereby provides and Licensee hereby accepts: (i) grant of license for use; and (ii) delivery in object code form of the DLB Software product(s) listed herein, subject to the following terms and conditions.

2.       TERM OF AGREEMENT
         2.1 This Agreement shall commence on the date it has been executed by DLB, and shall continue until terminated in accordance with Paragraph 5, "Term of License", or Paragraph 13, "Default and Termination."
         2.2 A Rider annexed to this Agreement shall identify the Software being licensed.
         2.3 Effective on the execution by both parties of any Rider referencing this Agreement, it and this Agreement shall replace and supersede any prior licenses or agreements between the parties relating to the licensing of the Software specified therein. The provisions of the Rider and this Agreement thereafter shall govern and control.

3.       DEFINITIONS
         3.1 "Annual Maintenance Fee" means the fee paid by Licensee which entitles Licensee to receive maintenance.
         3.2 "Computer" means the actual computer on which the Software is to be installed, as set forth in the applicable Rider. (The Computer may also be referred to as CPU or Server.)
         3.3 "Delivery Date" means the date by which the Software shall be delivered to the Installation Location.
         3.4 "Installation Location" means the physical location of the Computer upon which the Software is to be installed, as set forth in this Agreement.
         3.5 "License" means the non-exclusive, non-transferable, non-assignable right to use the Software hereby granted by DLB to Licensee in accordance with this Agreement.
         3.6 "Price List" means one or more lists published by DLB from time to time which specify license fees, maintenance fees and other charges made by DLB.
         3.7 "Rider" means a document executed by both parties, which refers to and incorporates the general terms and conditions of this Agreement and any additional terms contained therein.
         3.8 "Software" means the specific software items being licensed and associated written documentation. (The Software may sometimes be referred to as "Product").
         3.9      "User(s)" means a specific designated user of the Software.


4.       LICENSE AND PERMITTED USE
         4.1 Licensee hereby is granted a License to use the Software, in object code form only, pursuant to the terms and conditions set forth in this Agreement. The Software shall be used solely for Licensee's internal business purposes by its authorized personnel, subject to CPU and User restrictions, only on the Computer and only at the Installation Location described in the applicable Rider. Use of the Software on other additional computers of Licensee requires additional fees as specified below.
                  4.1.1 SINGLE USER LICENSE of RECORDER Remote: If Licensee elects a Single User License of RECORDER Remote, use of the Software is limited to a single site and a single user working with the software on a single study for its own internal data processing only.


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                  4.1.2    SINGLE SITE LICENSE: If Licensee elects a Single Site
                           License, use of the Software is limited to object code form on a single designated CPU and to the maximum number of users actually licensed by the Licensee for its own internal data processing only.
                  4.1.3 ENTERPRISE LICENSE: If Licensee elects an Enterprise License, use of the Software is limited to a single legal entity and its directly related divisions or wholly owned subsidiaries for its own internal data processing only.

         4.2 Licensee shall not copy or otherwise reproduce, or permit any third party to use, copy or otherwise reproduce, all or any part of the Software (including, without limitation, any user and education manuals) except as expressly authorized by Paragraph 4.4. Licensee further agrees not to use all or any part of the Software as part of a service bureau, network or time sharing facility, whether or not for monetary or other compensation.
         4.3 Licensee agrees not to make alterations to or modify the Software; combine or merge any part of the Software with any other program; grant sub-licenses, leases or other rights in or to the Software; use the Software on other than the Computer at the Installation Location and in accordance with the CPU and User restrictions as specified in the applicable Rider; or make any use of the Software, user manuals or other documentation except as expressly authorized by this Agreement.
         4.4 Licensee is authorized to make and retain one copy of the Software in non-printed, machine-readable form, for back-up and disaster recovery purposes. All proprietary notices, logos, copyright notices and similar markings shall be retained on such copies.
         4.5 Nothing in this Agreement shall be construed to prohibit Licensee from maintaining a reasonable number of archival copies of the data generated by Licensee's use of the Software. All proprietary notices, logos, copyright notices and similar markings shall be retained on such copies.
         4.6      Except for those rights specifically granted herein, Licensee is granted no other rights in and to the Software. The
                  Software delivered pursuant to each Rider (and all related written materials), together with all copyrights, patents, trademarks, trade secrets and other rights therein, are and shall remain the sole property of DLB. All rights therein (and in and to all related manuals, and educational and training materials) including, but not limited to, intellectual property rights, trade secrets, patents, trademarks and copyrights, remain solely and exclusively with DLB.
         4.7 If a replacement Installation Location is in a different country, Licensee may be required to sign a new Rider or separate License Agreement with DLB (or its foreign representative) applicable to the country where the Software is installed. Such new Rider or License Agreement may be subject to different terms, fees and discount rates.
         4.8 Licensee agrees not to disassemble, decompile, decode, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying algorithms of the Software.

5.       TERM OF LICENSE
         The License for each Product shall be effective from the date of DLB's acceptance of the applicable Rider to this Agreement and shall remain in force for a period of ninety-nine (99) years; or until Licensee discontinues use of the Software; or this Agreement or any License under it is terminated by either party; or Licensee fails to pay the relevant License fees when due and payable and Licensee has not cured such non-payment as set forth in Section 13.

6.       LICENSE FEES
         6.1 Upon signing this Agreement, Licensee shall pay DLB for the License, Service, Network Support Services(NSS) and Maintenance Fees as set forth in the attached payment schedule agreement rider. When the Software is delivered, Licensee shall pay DLB the remaining ten percent of the License, Service and Maintenance Fees set forth on a specific Rider.
         6.2 Additional services will be invoiced as incurred with payment due net 10 days from date of invoice.
         6.3 All license fees are exclusive of shipping charges which are FOB 1200 Route 22 East, Bridgewater, New Jersey and will be invoiced separately.
         6.4 All license fees are payable without offset or deduction of any kind.
         6.5 After ten (10) days from the date of the invoice, unpaid invoices are subject to a late payment charge of one and one half percent (1.5%) per month, or the highest legal rate, if less.
         6.6 All amounts mentioned in this Agreement, including but not limited to License Fee, Service Fees and Annual Maintenance Fees, are payable in U.S. dollars. All License Fees, Annual Maintenance Fees and other taxable charges referred to in this Agreement and payable under any Rider are net of any applicable sales, use, property and other taxes and import or other duties, however designated or levied. Payment of all such taxes and duties (excluding taxes assessed upon the profit or gain of DLB) shall be the sole responsibility of Licensee.

7.       MAINTENANCE SERVICE
         7.1 DLB hereby agrees to provide, and Licensee hereby agrees to purchase, Maintenance Service as described below for a period of one (1) year following execution of this Agreement.
         7.2 After the first year, Maintenance Services will be renewed each year automatically for subsequent three (3) one year periods at the contract price of $875,000 per year, unless the Customer is no longer using the products and notifies DLB in writing 90 days prior to the renewal. Payment is due and payable for the three subsequent years of maintenance on the anniversary date of August 30, commencing on August 30, 2000. After the three year period, maintenance will



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                  automatically renew at contract prices plus an increase not to exceed the cpi unless terminated in accordance with the provisions contained herein. If payment has not been received by the date due, then DLB reserves the right to suspend Maintenance Services until such payment is received.

         7.3 Maintenance Service means: (1) off-site telephone support at DLB's New Jersey headquarters, Monday through Friday, 8:00 am to 8:00 pm EST, and off-site telephone support at DLB's UK office, Monday through Friday, 9:00 am to 5:30 pm current British time, excluding statutory holidays, which will be initiated upon execution of this Agreement; (2) improvements and application enhancements and updates (Software and Documentation) to the licensed Software, which are designated as such by DLB in support of operating system changes to keep the licensed Software competitive in the marketplace. New features, Software items or Software separately licensed by DLB are not included. DLB will maintain the Software in accordance with DLB's then current specifications.
         7.4 In order to be eligible for RECORDER Remote support, the site must maintain a standard PC and network (hardware & software) configuration as defined during the Site Implementation Phase and DLB must be provided on-line access to the site for trouble shooting purposes. In addition, the site must only have personnel who have been certified in the utilization of RECORDER Remote contacting DLB for support purposes.
         7.5 The support service for the RECORDER Remote sites will include: (1) RECORDER Remote trouble shooting; (2) RECORDER Remote software corrections; (3) RECORDER Remote software enhancements; (4) Network connection trouble shooting; (5) PC/Workstation configuration trouble shooting;
                  (6)Upload/Download assistance.
         7.6 Reasonable travel, living and out of pocket expenses incurred by DLB for on-site Maintenance Services will be reimbursed to DLB by Licensee.
         7.7 Maintenance Service does not include installation, education, training, consulting, programming or other special services. Such services may be obtained pursuant to Paragraph 15 hereof.
         7.8 Should Licensee discontinue Maintenance Service and at a later date decide to reinstate Maintenance Service, Licensee will pay all back maintenance due, in addition to paying the current year's maintenance in advance.


8.       REPLACEMENT COMPUTERS AND ALTERNATIVE LOCATIONS
         8.1 Installation of the Software on a replacement computer within the same operation system is permitted so long as the Software continues to be used in accordance with the CPU and User restrictions set forth in the specific Rider. If use of the replacement Computer causes a change in the CPU and/or User restrictions which causes the License fee to be at a higher price, Licensee shall pay to DLB an additional fee based upon the difference between the then current License fee for the original computer and that of the replacement Computer at the time of the upgrade, and any conversion charges as are stated in the then current Price List.
         8.2 Licensee shall notify DLB, in writing, of the use of the Software on a replacement computer no later than thirty (30) days before such replacement computer comes into operation.
         8.3 DLB shall be entitled to require Licensee to confirm, in writing, on each anniversary of the Delivery Date, the make, model, number of users, serial number and location of the computer on which the Software is currently installed and that no replacement computer is or has been in operation. Licensee shall permit representatives of DLB to inspect, on an annual basis, any location at which the Software is being used at reasonable times and on reasonable notice for the purpose of verifying that Licensee is not in default of this Agreement.
         8.4 Installation of the Software on a different operation system is not permitted.
         8.5 If Licensee fails to comply with its aforesaid reporting obligations, and the Software is installed on a replacement computer entailing a higher fee than that charged for the original computer installation, then Licensee shall pay to DLB, retroactive to date of such installation, the difference between the two fees. In addition, the parties shall immediately enter into a Rider designating the replacement computer as the Computer authorized by this Agreement.
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9.       ADDITIONAL INSTALLATIONS
         9.1 Additional Users, Software or Computers on which the Software may operate, may be licensed hereunder by execution of a separate Rider and payment of the applicable amount specified in the then current Price List.
         9.2 All additional License fees shall be based on the then current Price List for the country of installation.

10.      WARRANTIES; LIMITATION OF LIABILITY
         10.1 DLB represents to Licensee that the Software and related documentation have tangible value; and that DLB has the right to license, market and distribute, maintain and support the Software.
         10.2 The Warranty Period shall commence on the Delivery Date and shall continue for a period of ninety (90) days ("Warranty Period").
         10.3 During the Warranty Period, DLB warrants that the Software provided shall function substantially as described in the DLB then current published Software specifications, as modified from time to time.
         10.4 DLB's sole obligation under the above warranty shall be to remedy or repair, as soon as reasonably practicable, all substantial and demonstrable errors and malfunctions in the Software at no charge to Licensee. DLB may, at its sole discretion, provide either an up-date of the affected item or an alternative method which has


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                  substantially the same functionality. DLB's aforementioned warranty obligation is conditional upon: (1) Licensee giving DLB written notice of any substantial malfunction promptly and in any event within the Warranty Period; (2) the said malfunction being repeatedly demonstrable; and (3) no unauthorized addition to or modification of the Software having been undertaken by Licensee or a third party, whether or not said third party is acting on behalf of Licensee.
         10.5 EXCEPT AS SPECIFIED HEREIN, NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY DLB.
         10.6 DLB'S SOLE RESPONSIBILITY FOR BREACH OF WARRANTY, ERROR, OR OMISSIONS SHALL BE AS SET FORTH IN THIS PARAGRAPH 10. IN NO EVENT WILL DLB BE LIABLE TO LICENSEE OR ANY OTHER PARTY FOR ANY REASON WHATSOEVER, WHETHER IN CONTRACT OR TORT, FOR ANY LOSS RESULTING FROM THE USE OF THE SOFTWARE, WHETHER INTENDED OR FORESEEABLE, OR FOR ANY FORM OF INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL, OR INCIDENTAL LOSS, DAMAGE OR EXPENSE (INCLUDING, BUT NOT LIMITED TO, LOSS DUE TO INABILITY TO OBTAIN DATA, LOSS OF BUSINESS, OR LOSS OF ANTICIPATED PROFITS) IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, FUNCTIONING OR USE OF ANY SOFTWARE OR PRODUCT PROVIDED UNDER THIS AGREEMENT OR ANY RIDER ENTERED INTO PURSUANT TO IT, EVEN IF ADVISED OF THE POSSIBILITY THEREOF.
         10.7 DLB INDEMNIFIES LICENSEE FROM LIABILITY FOR PERSONAL INJURY OR PROPERTY DAMAGE CAUSED SOLELY BY DLB'S NEGLIGENCE OR WILLFUL MISCONDUCT WHILE PERFORMING ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT ON LICENSEES PREMISES.
         10.8 EXCLUDING ANY LIABILITY FOR PATENT OR COPYRIGHT INFRINGEMENT, DLB'S LIABILITY HEREUNDER SHALL NOT IN ANY EVENT EXCEED THE PRICE PAID BY LICENSEE FOR THE PARTICULAR DLB SOFTWARE PRODUCT INVOLVED.

11.      DLB PROPRIETARY RIGHTS
         11.1 Without DLB's prior written consent, Licensee shall not transfer, in whole or in apart, in any manner, the Software, Software documentation or any copy of the Software or Software documentation. Licensee recognizes that, in developing the Software, DLB has invested irreplaceable trade secrets and methods as well as an amount of money which is difficult or impossible to ascertain. Consequently, in addition to any other remedy available at law or equity, Licensee consents to the entry of any injunction or restraining order necessary to protect the Software in case of a claimed breach of this Agreement.
         11.2 Licensee acquires no right in and/or to any DLB trademarks, copyrights, patents, trade secrets or any other intellectual property rights belonging to DLB by virtue of entering into this Agreement or any Rider. Licensee shall not make the Software available for use by or for the benefit of any other party, whether or not for consideration. Licensee shall take all reasonable precautions to maintain the confidentiality of the Software, which precautions shall be at least equivalent to those precautions Licensee takes to protect its own confidential information. Without limiting the generality of the foregoing, Licensee shall acquire no rights in and/or to any source code and shall not reverse engineer, disassemble or take any other steps to discover such source code.

12.     ASSIGNMENT
         Neither this Agreement nor any Rider shall be transferred or assigned, in whole or in part, by Licensee without the prior written consent of DLB. A spin-off, sale of assets, merger, acquisition or other transaction which involves a change of control of Licensee, or any part of Licensee, shall be deemed to be an assignment hereunder. Licensee shall notify DLB of any such transaction within five (5) business days after its occurrence at which time the new entity must immediately execute a Master Software License Agreement with DLB or cease using the Software.

13.       DEFAULT AND TERMINATION
         13.1 DLB may terminate this Agreement and any License or Rider under it, if one or more of the following occur: (1) effective immediately and without prior notice, if Licensee breaches the provisions of Section 11; (2) upon thirty (30) days written notice, if Licensee shall fail to pay any License fee when due, but such termination shall not take effect, and the respective License shall remain in full force and effect, if Licensee makes such payment prior to the expiration of the thirty (30) day period; (3) upon thirty (30) days written notice, if Licensee is in default of any other provision of this License, but such termination shall not take effect, and the respective License shall remain in full force and effect, if Licensee shall cure such default prior to the expiration of the thirty (30) day period; or (4) Licensee enters into liquidation, whether voluntary or compulsory, or has a receiver appointed, or commits an act of bankruptcy, or becomes insolvent, or enters into any arrangement with its creditors, or takes or suffers any similar action in consequence of debt, or ceases or threatens to cease to carry on business.
         13.2 Termination shall be without prejudice to the right of DLB to retain any fees paid before termination; to demand payment of any fees or charges that are due and unpaid or not yet invoiced at the effective date of termination; or to seek equitable relief, damages, or both, for breach of any provision hereof.



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         13.3     If Licensee's right to use any Software is terminated for any reason, whether with or without cause or due to the expiration or non-renewal thereof, Licensee shall immediately cease using such Software and delete same and all associated items from its library. Further, Licensee shall return to DLB all copies of materials provided by DLB in connection with the License. Upon written demand from DLB, Licensee shall confirm in writing to DLB that such deletion of the Software and return of all materials has occurred.

14.      INDEMNIFICATION
         14.1 DLB represents that it has the right to market, distribute, maintain and support the Software licensed to Licensee and, subject to the remainder of this Article 14, agrees to defend or settle, at its option, any action brought against Licensee arising from any claim that Licensee's use of the Software under the terms of this Agreement or any License or Rider under the terms of this Agreement, infringes any patent, copyright, trademark, trade secret or other proprietary right belonging to a third party ("Third Party Claim") and to hold Licensee harmless from any and all liabilities, losses, costs, damages, expenses and reasonable attorney's fees that result from any such Third Party Claim.
         14.2     DLB 's obligations under this Section 14 are conditioned upon:
                  (1) DLB being promptly notified in writing by Licensee of any Third Party Claim; (2) Licensee giving DLB express sole authority to conduct the defense of any Third Party Claim and all negotiations of a settlement or compromise; (3) Licensee allowing its name to be used in proceedings, as necessary; (4) Licensee providing DLB with all reasonable assistance in defending any Third Party Claim; and (5) the Third Party Claim shall not have arisen due to unauthorized acts or misconduct of Licensee or a third party, whether or not said third party is acting on behalf of Licensee, including use or combination of the Software with software or hardware not supplied or approved by DLB.
         14.3 If the Software is the subject of a Third Party Claim, DLB may at its option and expense either: (1) obtain an appropriate license for Licensee to continue using the Software from the party asserting the Third Party Claim; or (2) replace or modify the Software (or parts thereof) that is the subject of the Third Party Claim so that it is functionally equivalent and no longer infringing as alleged. Except for its indemnification obligations set forth above, DLB shall have no further liability to Licensee.

15.      PROFESSIONAL SERVICES
         15.1 At Licensee's request and direction, DLB will assist Licensee with the installation, consulting and training ("Services") pursuant to one or more Professional Service work orders (hereinafter "Work Order"), signed by both parties, specifying the services to be rendered, charges and other relevant matters. All services performed pursuant to a Work Order shall be subject to the express terms and conditions as set forth in this Agreement and more specifically in this Article 15 and the subject Work Order. Work Orders are considered to be time and materials contracts.
         15.2 DLB will expend reasonable efforts to assist Licensee in the performance of the Services specified in each Work Order and warrants that its services hereunder will be of professional quality conforming to generally accepted industry standards. In order to receive warranty remedies, deficiencies in the Services must be reported to DLB in writing within thirty (30) days of completion of the applicable Services.
         15.3 Ownership of a product produced under a Work Order will be the property of DLB, not a "Work Made for Hire", and shall be protected by Licensee in accordance with Section 11.
         15.4 Licensee shall provide DLB's employees with adequate work areas, access to computer terminals, data, Software and personnel, and all other facilities, as may be reasonably required for performance of the Services set forth in the Work Order.
         15.5 DLB shall be paid semi-monthly for Services rendered under the Work Orders. Charges will be based upon the fees agreed to in the Work Order and any amendments or additions, thereto which have been agreed to by both parties. DLB will be reimbursed for all reasonable out of pocket expenses incurred and travel time, whether or not these are specifically stated on the Work Order. Invoices are payable within ten (10) days of the date of the invoice.
         15.6 DLB and Licensee are independent contractors and no employment, agency, association, partnership, joint venture or relationship inconsistent with that of an independent contractor shall be created by performance of the Services specified in a Work Order.
         15.7 Either party may terminate any Work Order (whether or not complete) upon ten (10) days written notice, without further liability. DLB shall be paid for all services rendered to the date of termination.

16.      NON-SOLICITATION AND HIRING OF DLB
         EMPLOYEES
         Licensee shall not directly or indirectly solicit for employment, hire or utilize the services of any employee, agent, representative or consultant of DLB during the term of this Agreement and/or any Work Order under it and for one year thereafter or assist any third party in so doing. In the event of breach of this provision, Licensee shall pay to DLB a sum equal to one hundred fifty percent (150%) of the annual compensation agreed to be paid by Licensee to such person. The aforementioned remedy is in addition to any other remedies available to DLB at law or in equity.

17.      SUB-LICENSING PROVISIONS REGARDING
         THIRD PARTY SOFTWARE
         DLB may be a Value Added Reseller (VAR) or perform similar services for certain Third Party providers of software, incorporating their software (the "Third Party Software") into DLB's Software. As such, this Agreement provides as follows:
         17.1 SINGLE USER LICENSE: If Licensee elects a Single User License, use of the Third Party Software is




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                  limited to a single site and a single user for its own
                  internal data processing only.
         17.2 SINGLE SITE LICENSE: If Licensee elects a Single Site License, use of the Third Party Software is limited to object code form on a single designated CPU to the maximum number of users actually licensed by the Licensee for its own internal data processing only.
         17.3 ENTERPRISE LICENSE: If Licensee elects an Enterprise License, use of the Third Party Software is limited to a single legal entity and its directly related divisions or wholly owned subsidiaries for its own internal data processing only.
         17.4 SCOPE OF USE: The Third Party Software is licensed for use with DLB's Software only and not for any other purpose; no title is intended to pass to the Licensee, and no right is granted to rent, time-share, or reproduce the Third Party Software, except for temporary transfer in the event of malfunction.
         17.5 NO REVERSE ENGINEERING: The Licensee agrees not to disassemble, decompile, decode, or otherwise reverse engineer or attempt to reconstruct or discover any source code or underlying algorithms of the Third Party Software. Duplication is permitted only for a single backup or archival copy.
         17.6 NO EXPORT OR RE-EXPORT: The Licensee agrees not to export or re-export outside of the United States except in accordance with the U.S. Export Control Act and regulations.
         17.7 NO WARRANTIES: DLB DOES NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, ON BEHALF OF ANY THIRD PARTY PROVIDER OF SOFTWARE AND DLB DISCLAIMS ALL WARRANTIES AND LIABILITIES ON BEHALF OF ANY THIRD PARTY PROVIDER OF SOFTWARE INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
         17.8 LIMITATION OF LIABILITY: IN NO EVENT WILL DLB HAVE ANY LIABILITY, BASED ON CONTRACT, TORT OR OTHERWISE, FOR DIRECT, INDIRECT, CONSEQUENTIAL, OR ANY DAMAGES ARISING FROM ANY THIRD PARTY SOFTWARE WITHIN THE LICENSED APPLICATION.
         17.9 NO USE OF THIRD PARTY NAME OR TRADEMARKS: The Licensee may not use the Third Party name or trademarks of any Third Party provider of software without the written permission of such Third Party.
         17.10 THIRD PARTY BENEFICIARY; ASSIGNMENT OF RIGHTS: The Third Party provider of software shall be an intended third party beneficiary of the foregoing provisions; DLB shall assign to such Third Party whatever rights are necessary to assure that the Third Party obtains the benefit of the foregoing provisions of this Addendum.
         17.11 RETURN OF SOFTWARE, ETC: At the termination of the License the Licensee will discontinue use of, and destroy or return to DLB, the Software and all archival or other copies of the Software.
         17.12 NO PUBLICATION: The Licensee will not publish any results of benchmark tests run on the Software application programs.
         17.13 INHERENTLY DANGEROUS APPLICATION: The Software is not specifically developed or licensed for use in any inherently dangerous applications. The Licensee hereby agrees that the Third Party shall not be liable for any claims or damages arising from such use.

18.      GENERAL
         18.1 Law to be Applied - This Agreement and all Riders under it shall be governed by and interpreted under the laws of the State of New Jersey.
         18.2 Licensee acknowledges and accepts that the role of DLB is solely that of a supplier of Software and related items and that it is Licensee's responsibility to determine its own data processing requirements and to satisfy itself that the Software meets such requirements. Furthermore, Licensee recognizes it is responsible for the selection, use of and results obtained from any Software or equipment used in conjunction therewith.
         18.3 DLB shall use its reasonable best efforts to provide prompt, correct responses to telephone inquires from Licensee. DLB, however, shall have no liability for delays, errors or omissions.
         18.4 DLB will use reasonable efforts to protect all Software (and the tapes or other media in which they are embedded) from computer viruses or other contaminants. DLB represents that, to the best of its knowledge, the Software (and tapes or other media in which they are embedded) provided by it do not contain any viruses or programming codes or instructions that are constructed to damage, interfere with or otherwise adversely affect the Software.
         18.5 Publicity - The parties may collaborate on publicity, advertising, brochures, literature and the like as regards this Agreement and their business relationship. Prior to any distribution, all such material will be approved in writing by both parties.
         18.6 Notices - Notices under this Agreement, any Rider or Amendment shall be deemed given one (1) day after being presented to Federal Express or the equivalent for delivery to a party at the addresses specified below or such new address as either party shall communicate to the other party:


                  To: Breast Cancer International Research Group Edmonton, Alberta, Canada
                  ATTN:

                  To:      DLB System
                           1200 Route 22 East,
                           Bridgewater, New Jersey, 08807
                           ATTN:  Manager - Contracts

         18.7 Force Majeure - No party to this Agreement or any Rider under it shall be liable for delay or failure in the performance of its contractual obligations arising from any one or more events which are beyond its reasonable control. Upon such delay or failure affecting one party, that party shall notify the other party and use all reasonable endeavors to cure or alleviate the cause of such delay or failure with a view to resuming performance of its contractual obligations as soon as practicable.
         18.8 Waiver - The failure of any party to enforce or exercise, at any time or for any period of time, any term of or any right arising pursuant to this Agreement or any Rider under it does not constitute, and shall not be construed as, a waiver of such term or right and shall in no way affect that party's right to later enforce or exercise it. The waiver by either party of the breach of any provision of this Agreement shall not constitute a waiver of the breach of any other provision or of the subsequent breach of the same or any other provision.
         18.9 Severability - The invalidity or unenforceability of any term of or any right arising pursuant to this Agreement or any Rider shall in no way affect the remaining terms or rights.
         18.10 Binding Effect - This Agreement shall be binding upon and inure to the benefit of the parties, and their heirs and successors.
         18.11 Amendment - This Agreement may not be amended, waived, terminated or superseded except by a written instrument signed by the parties.
         18.12 Inconsistencies between the Agreement and the Rider- Unless a Rider expressly provides otherwise, in the event of any inconsistency between the Rider and the Agreement, the terms of the Rider shall govern and control. This Agreement and the Rider shall govern and control in the case of any inconsistency between them and any purchase order, confirmation or other document issued by either party.
         18.13 Plural and Singular Usage- As used herein, the singular of any term includes the plural and the plural means the singular, whenever the context so requires.
         18.14 Headings - The section headings in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.
         18.15 Notwithstanding the general rules of construction, both DLB and Licensee acknowledge that both parties were given an equal opportunity to negociate the terms and conditions contained in this Agreement and agree that the identity of the drafter of this Agreement is not relevant to any interpretation of the terms and conditions of this Agreement.
         18.16 Entire Agreement - The entire understanding between the parties is contained in this Agreement and all Riders under it. This Agreement supersedes all prior statements, representations, agreements, understandings and negotiations, whether written or oral, and in all cases takes precedence.


DLB SYSTEMS /s/ John Bauer              Customer /s/ T. Saxton        H.Rhouri
           -------------------------             -------------------------------
                    Signature                          Signature

               CFO                               VP Finance           President
           -------------------------             -------------------------------
                    Name/Title                         Name/Title

               Sept. 25, 1999                    Aug 23/99            23 Aug 99
           -------------------------             -------------------------------
                    Date                                    Date

                             MASTER SOFTWARE LICENSE
                                 AGREEMENT RIDER



                                                       Rider Date: July 31, 1999


This is a Rider to the Master Software License Agreement entered into by and between Breast Cancer International Research Group and DLB Systems, a business unit of Premier Research Worldwide, Ltd., dated July 31, 1999 (hereinafter the "Agreement"). DLB hereby grants to the Licensee a non-exclusive, non-transferable, non-assignable license to use the software listed below, as provided by DLB and accepted by Licensee at the location listed below, in accordance with the terms and conditions of the Agreement. In the event a discrepancy should arise between the provisions of this Rider and those of the Agreement, the provisions of this Rider shall apply.



TOTAL OF SOFTWARE AND FIRST YEAR MAINTENANCE, for the
                  Period 9/1/99 through 8/31/00                     $3,100,000
                                                                    ==========

         Enterprise Licenses for RECORDER, MONITOR, ALERT
         100 Single User Licenses of RECORDER Remote
         First Year Maintenance, for the period 9/1/99 through 8/31/00 - Enterprise licenses for RECORDER, MONITOR, ALERT First Year Maintenance, for the period 9/1/99 through 8/31/00 - 100 Single User Licenses of RECORDER Remote



3. The System shall be installed on the following equipment:

MANUFACTURER               MODEL            MEMORY MB         SYSTEM LOCATION
--------------------------------------------------------------------------------

TBD


4. SPECIAL TERMS AND CONDITIONS (These Special terms and conditions apply to this Rider only)

The terms of the Agreement not modified by this Rider shall remain in full force and effect. This Rider together with the above referenced Agreement constitutes the entire agreement of the parties and supersedes all prior understanding and agreements, whether written or oral.

By signature below, the parties agree to the foregoing:

Accepted by:                                                  Accepted by Licensee:

DLB Systems                                                   Breast Cancer International Research Group

Signature: /s/ John Bauer                                     Signature: /s/ T. Saxton                /s/ H.Rhouri
           -----------------------------                                 -----------------------------------------

Name:  John Bauer                                             Name:  T. Saxton                            H.Rhouri
       ----------------------------------                            ---------------------------------------------

Title:  CFO                                                   Title: VP Finance                          President
        ---------------------------------------                      ---------------------------------------------

                                PAYMENT SCHEDULE



                                                       Rider Date: July 31, 1999
                                                                   -------------


Payment Schedule
----------------

Due August 30, 1999                                                   $2,250,000
Due September 30, 1999                                                $  850,000




         TOTAL OF SOFTWARE & FIRST YEAR
                  MAINTENANCE, for the period 9/1/99 through 8/31/00  $3,100,000
                                                                      ==========

--------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

                                   ADDENDUM-1

The following Addendum shall apply to the Software License Agreement dated July 31, 1999 between DLB Systems and Breast Cancer International Research Group and will take effect from the date of this Agreement.

                                   APPENDIX I

                          PRODUCT AND SERVICES PROVIDED


100 Single User Licenses of RECORDER Remote and First Year Maintenance, for
         the period 9/1/99 through 8/31/00                              $750,000


                                   APPENDIX II

                                PAYMENT SCHEDULE

All charges are subject to the addition of applicable taxes in accordance with prevailing laws and rates.


100 Single User Licenses of RECORDER Remote and First Year Maintenance, for             $750,000 no later than 30 days after
         the period 9/1/99 through 8/31/00                                              delivery date (see delivery schedule below)


                                  APPENDIX III

                                DELIVERY SCHEDULE

Customer will notify DLB, in writing, 30 days in advance of the required delivery date.


For DLB Systems                             For Customer

Signature:  ______________________          Signature:  ________________________

Printed:    ______________________          Printed:      ______________________

Title:      ______________________          Title:           ___________________

Date:       ______________________          Date:           ____________________

                                      -END-
--------------------------------------------------------------------------------







--------------------------------------------------------------------------------

                                   ADDENDUM-2


The following Addendum shall apply to the Software License Agreement dated July 31, 1999 between DLB Systems and Breast Cancer International Research Group and will take effect from the date of this Agreement.

                                   APPENDIX I

                          PRODUCT AND SERVICES PROVIDED


100 Single User Licenses of RECORDER Remote and First Year Maintenance, for
         the period 9/1/99 through 8/31/00                              $750,000



                                   APPENDIX II

                                PAYMENT SCHEDULE

All charges are subject to the addition of applicable taxes in accordance with prevailing laws and rates.


100 Single User Licenses of RECORDER Remote and First Year Maintenance, for             $750,000 no later than 30 days after
         the period 9/1/99 through 8/31/00                                              delivery date (see delivery schedule below)


                                  APPENDIX III

                                DELIVERY SCHEDULE

Customer will notify DLB, in writing, 30 days in advance of the required delivery date.


For DLB Systems                             For Customer

Signature:  ______________________          Signature:  ________________________

Printed:    ______________________          Printed:      ______________________

Title:      ______________________          Title:           ___________________

Date:       ______________________          Date:           ____________________

                                      -END-
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                   ADDENDUM-3


The following Addendum shall apply to the Software License Agreement dated July 31, 1999 between DLB Systems and Breast Cancer International Research Group and will take effect from the date of this Agreement.

                                   APPENDIX I

                          PRODUCT AND SERVICES PROVIDED


100 Single User Licenses of RECORDER Remote and First Year Maintenance, for
         the period 9/1/99 through 8/31/00                              $750,000



                                   APPENDIX II

                                PAYMENT SCHEDULE

All charges are subject to the addition of applicable taxes in accordance with prevailing laws and rates.


100 Single User Licenses of RECORDER Remote and First Year Maintenance, for             $750,000 no later than 30 days after
         the period 9/1/99 through 8/31/00                                              delivery date (see delivery schedule below)

                                  APPENDIX III

                                DELIVERY SCHEDULE

Customer will notify DLB, in writing, 30 days in advance of the required delivery date.

 .


For DLB Systems                             For Customer

Signature:  ______________________          Signature:  ________________________

Printed:    ______________________          Printed:    ________________________

Title:      ______________________          Title:      ________________________

Date:       ______________________          Date:       ________________________

                                      -END-
--------------------------------------------------------------------------------

                                    ADDENDUM


This Addendum will serve to modify the Master Software License Agreement dated July 31, 1999 between DLB Systems and Breast Cancer International Research Group, ltd. as follows:


                        ADDENDUM-1 is changed as follows:

                                   APPENDIX II

                                PAYMENT SCHEDULE

All charges are subject to the addition of applicable taxes in accordance with prevailing laws and rates.

100 Single User Licenses of RECORDER Remote and First Year Maintenance,
for         $750,000 due January 25, 1999 the period 9/1/99 through 8//31/00


                                  APPENDIX III

                                DELIVERY SCHEDULE

Delivery required to Customer by November 30, 1999.


                        ADDENDUM-2 is changed as follows:

                                   APPENDIX II

                                PAYMENT SCHEDULE

All charges are subject to the addition of applicable taxes in accordance with prevailing laws and rates.

100 Single User Licenses of RECORDER Remote and First Year Maintenance,
for       $750,000 due March 15, 2000 the period 9/1/99 through 8//31/00


                                  APPENDIX III

                                DELIVER SCHEDULE

Delivery required to Customer by November 30, 1999.





Confidential
                                     Page 2                        11/04/00

For DLB Systems                                     For BCIRG

Signature:   /s/ Vincent W. Renz, Jr.               Signature:  /s/ T.W. Saxton

Printed:  Vincent W. Renz, Jr.                      Printed:  T.W. Saxton

Title:  Sr. Vice President & General Manager        Title:  V. P. Finance

Date:                                               Date:  Nov. 4, 99


Confidential
                                       Page 3                         11/04/00